Exhibit 10.18

SECOND AMENDMENT TO OFFICE LEASE

This Second Amendment to Office Lease (the “Second Amendment”), dated February 11, 2015, is made by and between DOUGLAS EMMETT 1995, LLC, a Delaware limited liability company (“Landlord”), with offices at 808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401, and TRUECAR, INC., a Delaware corporation (“Tenant”), with an office at 120 Broadway, Suite 200, Santa Monica, California 90401.

WHEREAS,

A.Landlord and Tenant are parties to that certain Lease dated October 15, 2010 (the “Original Lease”), as amended by that certain First Amendment to Office Lease dated October 3, 2011 (the “First Amendment”), covering space in the property located at 120 Broadway, Santa Monica, California 90401 (the “Building”), commonly known as Suite 200 (which contains 17,412 rentable square feet [15,000 usable square feet] and shall be hereinafter referred to as the “Existing Premises”);

B.The Term expires May 31, 2016, which Term Landlord and Tenant  wish to hereby extend;

C.Tenant wishes to expand its occupancy within the Building to include: (i) that portion of the second (2nd) floor of the Building commonly known as Suite 220/260 together with the lobby, corridor areas and restrooms on the second (2nd) floor of the Building (which contain 7,451 rentable square feet [7,125 usable square feet] and shall be hereinafter referred to as the “Second Floor Expansion Space”); and (ii) the entire fifth (5th) floor of the Building (which contains 13,423 rentable square feet [11,620 usable square feet] commonly known as Suite 500 (the “Fifth Floor Expansion Space”). The Second Floor Expansion Space and the Fifth Floor Expansion Space contain, in the aggregate, 20,874 rentable square feet (18,745 usable square feet) and shall sometimes hereinafter be together referred to as the “Expansion Space”). As more fully set forth in Section 4 of this Second Amendment, the Second Floor Expansion Space includes Tenant’s exclusive use of the patio located on the second (2nd) floor, and the Fifth Floor Expansion Space includes Tenant’s exclusive use of the balconies on the fifth (5th) floor, all as shown on Exhibit A attached hereto and made a part hereof. Landlord has conditionally agreed to the expansion of the Premises to include the Expansion Space contingent upon Tenant’s acceptance of and compliance with the provisions of this Second Amendment; and

D.Landlord and Tenant, for their mutual benefit, now wish to extend the Term and revise certain other covenants and provisions of the Original Lease, as amended by the First Amendment.

NOW, THEREFORE, in consideration of the covenants and provisions contained herein, and other good and valuable consideration, the sufficiency of which Landlord and Tenant hereby acknowledge, Landlord and Tenant agree:

1.Confirmation of Defined Terms. Unless expressly modified herein, all  terms  previously defined and capitalized in the Original Lease, as amended by the First Amendment, shall have the same meanings given to them in the Original Lease, as amended by the First Amendment for the purposes of this Second Amendment. The Original Lease, as modified by the First Amendment and this Second Amendment, shall hereinafter be collectively referred to as the “Lease.”

2.Extension of Existing Premises Term. The Term of the Lease for the Existing Premises is hereby extended for a period of nine (9) years and seven (7) months (the “Extended Term”), from and including June 1, 2016 (the “Effective Date”) through and including December 31, 2025 (the “Termination Date”).

3.Expansion Date, Delivery Date and Expansion Term. The term of the Lease with respect to the Expansion Space shall commence on the applicable Expansion Date (as hereinafter defined) and continue through the Termination Date (the “Expansion Term”).  The “Second Floor Expansion Date”

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shall be the earlier of: (i) the date Tenant commences doing business from any portion of the Second Floor Expansion Space; or (ii) the date that is five (5) months after the date that Landlord delivers the Second Floor Expansion Space to Tenant for construction of the applicable Improvements (as defined in Exhibit B  attached hereto and made a part hereof) thereto (the “Second Floor Delivery Date”). The “Fifth Floor Expansion Date” shall be the earlier of: (i) the date Tenant commences doing business from any portion of the Fifth Floor Expansion Space; or (ii) the date that is five (5) months after the date that Landlord delivers the Fifth Floor Expansion Space to Tenant for construction of the applicable Improvements thereto (the “Fifth Floor Delivery Date”). For purposes of this Second Amendment: (a) the Second Floor Expansion Date and the Fifth Floor Expansion Date are sometimes together referred to as the “Expansion Date”; and (b) the Second Floor Delivery Date and the Fifth Floor Delivery Date are sometimes together referred to as the “Delivery Date”. Landlord shall deliver possession of the Second Floor Expansion Space and the Fifth Floor Expansion Space, respectively, to Tenant on the first business day following the date Landlord obtains legal possession of each such portion of the Expansion Space from the current tenant thereof so that Tenant may commence construction of the Improvements. The anticipated Delivery Date for the entire Expansion Space is January 1, 2016; however, Landlord and Tenant acknowledge that the Second Floor Delivery Date and the Fifth Floor Delivery Date may not occur on the same date. Likewise, the anticipated Expansion Date for the entire Expansion Space is June 1, 2016; however, Landlord and Tenant acknowledge that the Second Floor Expansion Date and the Fifth Floor Expansion Date may not occur on the same date. Tenant’s occupancy of the Expansion Space from and after the Delivery Date and prior to the Expansion Date shall be upon all of the terms and conditions of the Lease, except that Tenant shall not be obligated to pay the Fixed Monthly Rent and Additional Rent attributable to the Second Floor Expansion Space until the Second Floor Expansion Date, and Tenant shall not be obligated to pay the Fixed Monthly Rent and Additional Rent attributable to the Fifth Floor Expansion Space until the Fifth Floor Expansion Date. Landlord and Tenant shall promptly execute an amendment to the Lease (the “Memorandum”) confirming the finalized Expansion Date and Expansion Term as soon as they are determined for the entire Expansion Space. Tenant shall execute the Memorandum and return it to Landlord within five (5) business days after receipt thereof. Failure of Tenant to timely execute and deliver the Memorandum shall constitute an acknowledgement by Tenant that the statements included in such Memorandum are true and correct, without exception.

4.Expansion of Premises. As of the later of the Expansion Dates to occur: (i) the Usable Area of the Premises shall increase from 15,000 usable square feet to 33,745 usable square feet and the Rentable Area of the Premises shall increase from 17,412 rentable square feet to 38,286 rentable square feet; and (ii) the definition of the Premises shall be revised to include both the Existing Premises and the Expansion Space, and wherever in the Lease the word “Premises” is found, it shall thereafter refer to both the Existing Premises and the Expansion Space together, as if both had been originally included in the Lease. Landlord and Tenant acknowledge that the Second Floor Expansion Space includes the patio space on the 2nd floor, and that the Fifth Floor Expansion Space includes the balcony spaces on the 5th floor, and Tenant shall have full and exclusive access to and use of said patio and balconies; however, the square footage of said patio and balconies shall not be included in the Usable Area or the Rentable Area of the Expansion Space or the Premises.

Landlord engaged an independent third party space plan audit firm to measure the Usable Area of the Expansion Space using the 2010 ANSI/BOMA Standard published collectively by the American National Standards Institute and the Building Owners’ and Managers’ Association (“ANSI/BOMA Standard”) as a guideline. Based upon such measurement Landlord has been advised that the accurate Usable Area of the Second Floor Expansion Space is approximately 7,125 square feet and the accurate Usable Area of Suite 500 is approximately 11,620 usable square feet. The Rentable Area of the Second Floor Expansion Space is hereby agreed to be approximately 7,451 square feet and the Rentable Area of Suite 500 is hereby agreed to be approximately 13,423 square feet.

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5.Monthly Rent.

a.Existing Premises. The Fixed Monthly Rent payable by Tenant for the Existing Premises shall be as follows:

Period	Fixed Monthly Rent
June 1, 2016 through May 31, 2017	$91,413.00
June 1, 2017 through May 31, 2018	$94,155.39
June 1, 2018 through May 31, 2019	$96,980.05
June 1, 2019 through May 31, 2020	$99,889.45
June 1, 2020 through May 31, 2021	$103,385.58
June 1, 2021 through May 31, 2022	$107,004.08
June 1, 2022 through May 31, 2023	$110,749.22
June 1, 2023 through May 31, 2024	$114,625.44
June 1, 2024 through May 31, 2025	$118,637.34
June 1, 2025 through December 31, 2025	$122,789.64

Notwithstanding the foregoing, Tenant shall be permitted to defer payment to Landlord of one hundred percent (100%) of the Fixed Monthly Rent due for the Existing Premises for the months of June 2016, June 2017 and June 2018 (collectively, the amount of Fixed Monthly Rent deferred with respect to the Existing Premises shall be referred to herein as the “Existing Premises Rent Deferral Amount”). So long as Tenant has not committed a material, uncured default beyond any applicable cure period (“Material Default”) during the Extended Term, Landlord shall fully and forever abate and forgive the entire Existing Premises Rent Deferral Amount as of the Termination Date; provided, however, that if, during the Extended Term, Tenant does commit a Material Default, then (a) Tenant shall pay to Landlord, within ten (10) business days after Landlord’s written demand, the entire Existing Premises Rent Deferral Amount due for the months of the Extended Term prior to the month in which such Material Default occurred, including late charges, as if the rent deferral had not occurred, and (b) Tenant shall not be entitled to any additional or future deferral  of Fixed Monthly Rent with respect to the Existing Premises; provided that, if Tenant cures such Material Default, Tenant’s right to defer certain installments of the Fixed Monthly Rent for the Existing Premises under this section shall be fully reinstated as to all months to which such deferral applies, Landlord shall promptly reimburse to Tenant any Existing Premises Rent Deferral Amount that Tenant paid to Landlord prior to Tenant’s cure of its Material Default, and Tenant shall be entitled to defer payment of the Fixed Monthly Rent for the Existing Premises for all months to which such deferral right applies hereunder.

All payments of Fixed Monthly Rent for the Existing Premises shall be made in immediately available funds.

b.Expansion Space.  The Fixed Monthly Rent payable by Tenant for the Expansion Space shall be as follows:

Period	2ND Floor	5th Floor	Fixed Monthly Rent
From the Expansion Date through May 31, 2017	$39,117.75	$70,470.75	$109,588.50
June 1, 2017 through May 31, 2018	$40,291.28	$72,584.87	$112,876.15
June 1, 2018 through May 31, 2019	$41,500.02	$74,762.42	$116,262.44
June 1, 2019 through May 31, 2020	$42,745.02	$77,005.29	$119,750.31
June 1, 2020 through May 31, 2021	$44,241.10	$79,700.48	$123,941.58

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June 1, 2021 through May 31, 2022	$45,789.54	$82,489.99	$128,279.53
June 1, 2022 through May 31, 2023	$47,392.17	$85,377.14	$132,769.31
June 1, 2023 through May 31, 2024	$49,050.90	$88,365.34	$137,416.24
June 1, 2024 through May 31, 2025	$50,767.68	$91,458.13	$142,225.81
June 1, 2025 through December 31, 2025	$52,544.55	$94,659.16	$147,203.71

Notwithstanding the foregoing, Tenant shall be permitted to defer payment to Landlord of one hundred percent (100%) of the Fixed Monthly Rent due for the Expansion Space for the months of July 2016, June 2017 and June 2018 (collectively, the amount of Fixed Monthly Rent deferred with respect to the Expansion Space shall be referred to herein as the “Expansion Space Rent Deferral Amount”). So long as Tenant has not committed a Material Default during the Expansion Term, Landlord shall fully and forever abate and forgive the entire Expansion Space Rent Deferral Amount as of the Termination Date; provided, however, that if, during the Extended Term, Tenant does commit a Material Default, then (a) Tenant shall pay to Landlord, within ten (10) business days after Tenant’s receipt of Landlord’s written demand, the entire Expansion Space Rent Deferral Amount due for the months of the Expansion Term prior to the month in which such Material Default occurred, including late charges, as if the rent deferral had not occurred, and (b) Tenant shall not be entitled to any additional or future deferral of Fixed Monthly Rent with respect to the Expansion Space; provided that, if Tenant cures such Material Default, Tenant’s right to defer certain installments of the Fixed Monthly Rent for the Expansion Space under this section shall be fully reinstated as to all months to which such deferral applies, Landlord shall promptly reimburse to Tenant any Expansion Space Rent Deferral Amount that Tenant paid to Landlord prior to Tenant’s cure of its Material Default, and Tenant shall be entitled to defer payment of the Fixed Monthly Rent for the Expansion Space for all months to which such deferral right applies hereunder.

All payments of Fixed Monthly Rent for the Expansion Space shall be made in immediately available funds.

6.Security Deposit. Landlord acknowledges that it currently holds the sum of $77,713.33 as a Security Deposit under the Lease, which amount Landlord shall continue to hold throughout the Extended Term, unless otherwise applied pursuant to the provisions of the Lease. Concurrent with Tenant’s execution  and  tendering  to  Landlord  of  this  Second  Amendment, Tenant shall tender the sum of $192,280.02, which amount Landlord shall add to the Security Deposit already held by Landlord, so that thereafter, throughout the Expansion Term, provided the same is not otherwise applied, Landlord shall hold a total of $269,993.35 as a Security Deposit on behalf of Tenant.

Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other laws, statutes, ordinances or other governmental rules, regulations or requirements now in force or which may hereafter be enacted or promulgated, which (i) establish the time frame by which Landlord must refund a security deposit under a lease, and/or (ii) provide that Landlord may claim from the Security Deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified in Article 18 of the Original Lease, and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant’s breach of the Lease or the acts or omission of Tenant or any Tenant Party. As used in the Lease a “Tenant Party” shall mean Tenant, any employee of Tenant, or any agent, authorized representative, design consultant or construction manager engaged by or under the control of Tenant.

7.Base Year. Commencing on the Expansion Date, the Base Year, solely as it relates to the Expansion Space, shall be calendar year 2016. Commencing on the Effective Date, the Base Year, solely as it relates to the Existing Premises, shall be calendar year 2016. Notwithstanding any  contrary provision of the Lease, prior to June 1, 2017: (a) Tenant shall not be obligated to pay any portion of Tenant’s Share of increases in Operating Expenses with respect to the Expansion Space; and (b) Tenant

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shall not be obligated to pay any portion of Tenant’s Share of increases in Operating Expenses with respect to the Existing Premises.

8.Tenant’s Share. Commencing on the Second Floor Expansion Date, Tenant’s Share, solely as it relates to the Second Floor Expansion Space, shall be 8.12%, which is determined by dividing the usable square footage of the Fifth Floor Expansion Space (7,125) by the usable square footage of the Building (87,765) and multiplying the quotient by 100. Commencing on the Fifth Floor Expansion Date, Tenant’s Share, solely as it relates to the Fifth Floor Expansion Space, shall be 13.24%, which is determined by dividing the usable square footage of the Fifth Floor Expansion Space (11,620) by the usable square footage of the Building (87,765) and multiplying the quotient by 100. Landlord and Tenant acknowledge and agree that Tenant’s Share, solely as it relates to the Existing Premises, is 17.09%. Commencing on June 1, 2017, so long as the Delivery Date has occurred as to the entire Expansion Space, Tenant’s Share as to the entire Premises shall be 38.45%, which is determined by dividing the usable square footage of the entire Premises (33,745) by the usable square footage of the Building (87,765) and multiplying the quotient by 100.

9.Parking. Commencing on the first Expansion Date to occur, Tenant shall have the right and obligation to purchase an additional thirty-four (34) unreserved parking permits and an additional eight (8) reserved parking permits on a “must-take” basis (four (4) of which reserved parking permits shall be for parking spaces located on level P-1 of the parking facilities which are currently designated as Bryan Cave visitor parking spaces), whereupon Tenant will have the right and obligation to purchase a total of seventy-six (76) unreserved parking permits and eighteen (18) reserved parking permits. The rates chargeable to Tenant for Building parking permits shall be at the posted monthly parking rates and charges then in effect, plus any and all applicable taxes, provided that such rates may be changed from time to time, in Landlord’s sole discretion. Notwithstanding any contrary provision of the Lease, during the Extended Term and the Expansion Term, Tenant shall have the right to purchase visitor parking validation booklets in increments of not less than $2,000.00 at a twenty percent (20%) discount.

10.Option to Extend Term. Tenant shall have the right to extend the Extended Term and the Expansion Term with respect to either (i) the entire Premises, (ii) the entire second (2nd) floor, or (iii) the entire fifth (5th) floor, for an additional period of five (5) years through and including December 31, 2030 (the “Second Extended Term”) in accordance with the provisions of Article 23 of the Original Lease, except that each reference to the “Term” shall mean and refer to the Extended Term, and each reference therein to the “Extended Term” shall mean and refer to the Second Extended Term.

11.Right of First Offer.

11.1.First Offer Space. Landlord hereby grants to Tenant a one-time right of first offer with respect to one (1) entire floor of the Building if the same becomes vacant and available following the Effective Date (the “First Offer Space”). The term of the Lease with respect to the First Offer Space shall (x) commence only following the expiration or earlier termination of the existing lease (including renewals) of the First Offer Space and after the First Offer Space is actually vacated and becomes available for lease following the Effective Date, and (y) expire on the Termination Date, as the same may be extended pursuant to Section 10 of this Second Amendment. The right of first offer granted to Tenant herein shall be subordinate to the existing rights held by Bryan Cave (the “Superior Right Holder”) with respect to the First Offer Space on the date of this Second Amendment. Tenant’s right of first offer shall be on the terms and conditions set forth in this Section 11.

11.2.Procedure for Offer. Landlord shall notify Tenant (the “First Offer Notice”) when Landlord reasonably anticipates that the First Offer Space will become available for lease to third parties. The First Offer Notice shall specify the terms and conditions upon which Landlord is willing to lease the First Offer Space to Tenant, provided that the Superior Right Holder does not wish to lease the First Offer Space.

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11.3.Procedure for Acceptance. If Tenant wishes to exercise Tenant’s right of first offer with respect to the First Offer Space, then within ten (10) business days of delivery of the First Offer Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant’s intention to exercise its right of first offer with respect to the First Offer Space (the “Acceptance Notice”). If Tenant does not elect to exercise its right to lease the First Offer Space within such ten (10) day period (the “Exercise Period”), then Landlord may lease the First Offer Space to any third party it chooses without liability to Tenant on terms that are not Substantially More Favorable Terms (as defined below); provided, however, if Landlord does not execute a binding lease document (on terms that are not Substantially More Favorable Terms) within one hundred eighty (180) days from expiration of the Exercise Period, then Landlord must deliver a new First Offer Notice to Tenant prior to entering into a lease agreement with respect to any of the space described in the First Offer Notice, and the procedures set forth in this Section 11.3 shall apply to such new First Offer Notice. “Substantially More Favorable Terms” shall mean the average “net effective rent” (defined below) offered to the potential tenant is less than ninety-five percent (95%) of the average net effective rent set forth in the First Offer Notice. The term “net effective rent” shall mean the net rental amount to be paid to Landlord, taking into account any tenant improvement expenses and allowances to be incurred by Landlord and any free rent or other monetary concessions granted by Landlord (amortized on a straight-line basis over the life of the lease term proposed under the First Offer Notice or the terms offered to the potential tenant, as applicable). Notwithstanding anything to the contrary contained herein, each time Tenant receives a First Offer Notice from Landlord, Tenant must elect to exercise its right of first offer, if at all, with respect to all of the First Offer Space described in the First Offer Notice, and Tenant may not elect to lease only a portion thereof.

11.4.Amendment to Lease. If Tenant timely exercises Tenant’s right to lease the First Offer Space, Landlord and Tenant shall within thirty (30) days thereafter execute an amendment to the Lease for the First Offer Space upon the terms and conditions as set forth in the First Offer Notice and this Section 11.

11.5.Termination of Right of First Offer. The rights contained in this Section 11 may only be exercised by Tenant (or an Affiliate or assignee approved by Landlord) if Tenant (or an Affiliate or assignee approved by Landlord) then occupies the entire Premises then demised by the Lease. Except as otherwise provided in Section 11.3 above, Tenant’s right of first offer shall terminate upon Tenant’s failure to exercise its right of first offer prior to the expiration of the Exercise Period. Tenant shall not have the right to lease the First Offer Space, as provided in this Section 11 if, as of the date (x) on which Tenant delivers the Acceptance Notice to Landlord, or (y) the scheduled date of delivery of the First Offer Space, Tenant is in Material Default (as defined in Section 5 of this Second Amendment) under the Lease.

12.Auto-Dealer Sign. During the Extended Term, Tenant shall have the right to maintain the Auto- Dealer Sign in accordance with the provisions of Section 20.22.1 of the Original Lease.

13.Exterior Building Signage and Ground Floor Lobby Signage. Provided that Tenant occupies no fewer than two (2) full floors of the Building, Tenant, at Tenant’s sole expense, and subsequent to the Effective Date, shall have the non-exclusive right to affix Tenant’s name (but not Tenant’s logo) to (i) the exterior of the Building fronting Broadway (the “Exterior Building Signage”) and (ii) the interior wall of the main lobby on the ground floor of the Building flanking the left-hand side of the Broadway entry doors (the “Ground Floor Lobby Signage”). The Exterior Building Signage and the Ground Floor Lobby Signage shall be subject to the terms of Exhibit C  attached hereto and made a part hereof. Landlord hereby approves the Exterior Building Signage depicted on Exhibit D  attached hereto and made a part hereof.

The Exterior Building Signage and the Ground Floor Lobby Signage shall be provided by the sign contractor designated by Landlord. The elevations, style, color, size and format and all other design elements and materials of the Exterior Building Signage and the Ground Floor Lobby Signage shall be acceptable to Landlord in Landlord’s sole and absolute discretion. The Exterior Building Signage and the Ground Floor Lobby Signage shall be consistent with Landlord’s then-current signage program (as may be modified from time to time in Landlord’s sole but reasonable discretion).

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In addition, Tenant shall bear all expenses relating to the Exterior Building Signage and the Ground Floor Lobby Signage, including, without limitation:

a)the cost of obtaining permits and approvals;

b)the cost of maintaining, repairing, and replacing the Exterior Building Signage and the Ground Floor Lobby Signage; and

c)if applicable, the cost of any electrical consumption illuminating the Exterior Building Signage and the Ground Floor Lobby Signage.

Tenant shall pay to Landlord, within ten (10) business days after receipt of Landlord’s demand, any expenses incurred by Landlord with respect to the Exterior Building Signage and the Ground Floor Lobby Signage, except for those payable directly by Tenant to any third party. Tenant’s payment obligation under this Section 13 shall survive the expiration or earlier termination of the Extended Term or the Second Extended Term, as the case may be.

Upon the expiration or earlier termination of the Lease, Tenant shall, at Tenant’s sole expense remove the Exterior Building Signage and the Ground Floor Lobby Signage from the Building and restore the affected portions of the Building to their condition existing prior to Tenant’s installation of the Exterior Building Signage and the Ground Floor Lobby Signage.

The signage right granted hereunder is personal to the original Tenant signing the Second Amendment and shall be null, void and of no further force or effect as of the date (i) that Tenant assigns the Lease to an entity that is not an Affiliate and/or subleases more than forty-nine percent (49%) of the total Rentable Area of the Premises to an entity that is not an Affiliate; (ii) at any time Tenant is in Material Default of its obligations under the Lease (including, without limitation, Exhibit C  attached to and made a part of this Second Amendment); or (iii) at any time Tenant does not occupy and operate its business from the entire Premises leased by Tenant as of the Effective Date.

14.Acceptance of Premises. Tenant acknowledges that (i) it has been in possession of the Existing Premises for over three (3) years, and (ii) as of the date of the execution of this Second Amendment, it has no claim against Landlord, and therefore releases Landlord from any claim, loss, liability, cost or expense, in connection with the Existing Premises or the Lease. Notwithstanding anything contained in (ii) above, Landlord’s obligations set forth in the Lease (including this Second Amendment) and in that certain Settlement Agreement and Mutual Release of Claims dated as of December 31, 2014 among Landlord, Tenant, and other parties, shall remain in full force and effect and are not waived or released by Tenant under this Section 14. Tenant has made its own inspection of and inquiries regarding the Expansion Space, which is already improved. Therefore, Tenant accepts the Expansion Space in its “as-is” condition with all systems and equipment serving the Expansion Space in good working order and repair, and subject to all of Landlord’s maintenance and repair obligations under the Lease. Tenant further acknowledges that Landlord has made no currently effective representation or warranty, express or implied regarding the condition, suitability or usability of the Existing Premises, Expansion Space or the Building for the purposes intended by Tenant.

15.Deleted Provisions. The following provisions of the Original Lease are hereby deleted and have no further force or effect: Article 24 (Right of First Offer); and Article 25 (Termination Option).

16.Landlord’s Reservation of Rights. The following is hereby added at end of Section 1.3 of the Original Lease:

“Tenant acknowledges and agrees that: (a) the Premises are part of an office building owned, operated, managed and leased by Landlord and occupied by numerous tenants; (b) Landlord and such tenants are engaged from time to time in a variety of construction projects inside individual premises as well as in Common Areas as part of the normal course of business in the Building; and (c) such construction activities may cause, among other things, noise, vibration, dust, odors, increased foot traffic in the Building and in elevators and corridors, and increased motor vehicle traffic in parking facilities. In recognition of the foregoing, Tenant hereby releases and hold harmless Landlord and all of its parents,

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subsidiaries, divisions, employees, affiliates, assigns, officers, directors, shareholders, members, agents, predecessors, successors, trustees, beneficiaries and representatives (collectively, the “Landlord Parties”), from any and all claims (including claims for abatement of Rent, constructive eviction or consequential damages, including without limitation, lost profits), debts, liabilities, demands, obligations, costs, expenses, actions and causes of action of every nature, character and description, whether known or unknown, asserted or unasserted, fixed or contingent arising out of or in connection with the activities and conditions described in the foregoing clauses (b) and (c). Furthermore, Tenant agrees that, except as otherwise provided below, none of the activities and conditions described in the foregoing clauses (b) and (c) shall be grounds for any claim by Tenant or any party claiming through Tenant that Landlord has breached the terms of Section 1.5 below or any other provision of this Lease, or violated any statute or other applicable law which purports to govern the rights or obligations of Landlord and Tenant concerning the matters set forth in Section 1.5. Notwithstanding the foregoing, Tenant’s foregoing release shall in no event apply to any circumstance, occurrence, or event arising out of or in connection with the activities and conditions described in the foregoing clauses (b) and/or (c) where and to the extent that such activities and conditions: (i) prevent or otherwise materially and adversely affect Tenant’s access to or use of the Premises for the Specified Use, which shall be deemed an Abatement Event under Section 8.9 of this Lease and shall be subject to the express provisions of said Section 8.9; (ii) result from or were caused by the gross negligence or willful misconduct of Landlord or the Landlord Parties and Landlord fails to remedy the conditions caused by such gross negligence or negligence or willful misconduct within six (6) business days following Landlord’s receipt of written notice from Tenant thereof; and/or (iii) constitute or result in a violation of law applicable to the Real Property or a breach by Landlord of any term of this Lease and Landlord fails to remedy such violation of law or breach of this Lease by Landlord the conditions caused by such gross negligence or negligence or willful misconduct within six (6) business days following Landlord’s receipt of written notice from Tenant thereof, provided, however, that if the remedying of any condition described in subsection (ii) above or cure of any violation of law or breach of this Lease by Landlord described in subsection (iii) above is such that more than six (6) business days would be required for its performance, Landlord shall not be deemed to be in violation of subsection (ii) or (iii) (as applicable) so long as Landlord commences such performance within such six (6) business day period and diligently prosecutes such performance to completion within a commercially reasonable period thereafter.”

17.Limitation of Landlord’s Liability. The provisions of Section 9.4 of the Original Lease are hereby amended in their entirety.

“Section 9.4.  Limitation of Landlord’s Liability.

Tenant expressly agrees that, notwithstanding anything in this Lease and/or any applicable law to the contrary, the liability of the Landlord Parties, and any recourse by Tenant against Landlord or the Landlord Parties shall be limited solely and exclusively to Tenant’s actual direct damages, but not consequential damages (including but not limited to loss of profits, loss of business opportunity, loss of goodwill or loss of use, in each case however occurring), therefor and shall be recoverable only from the interest of Landlord in the Building.

Tenant specifically agrees that the Landlord Parties shall have no personal liability therefor. Further, Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.”

18.Tenant’s Waiver of Consequential Damages. The provisions of Section 12.6 of the Original Lease are hereby amended in their entirety to read as follows:

“Section 12.6.  Tenant’s Waiver of Consequential Damages.

Subject to Section 12.4, the provisions contained in Section 12.5 are Tenant’s sole remedy arising out of any Casualty. Landlord shall not be liable to Tenant or any other person or entity for any direct, indirect, or consequential damages (including but not limited to lost profits of Tenant or loss of or interference with Tenant’s business), due to, arising out of, or as a result of the Casualty.

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In no event shall any Landlord Party be liable for any inconvenience or annoyance to Tenant or Tenant’s agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders, or for injury to the business of Tenant resulting in any way from such Casualty, or from Landlord’s undertaking of repairs as a result of such Casualty.”

19.Government Required-Repairs. The last paragraph of Section 12.10 of the Original Lease is hereby amended in its entirety to read as follows:

“Tenant shall not have the right to terminate this Lease as a result of Landlord undertaking the Work, nor shall Tenant or any third party claiming under Tenant be entitled to make any claim against Landlord for any interruption, interference or disruption of Tenant’s business or loss of profits therefrom as a result of the Work, and Tenant hereby releases Landlord from any claim which Tenant may have against Landlord arising from or relating to, directly or indirectly, the performance of the Work by Landlord.”

20.Warranty of Authority. If Landlord or Tenant signs as a corporation or limited liability company or a partnership, each of the persons executing this Second Amendment on behalf of Landlord or Tenant hereby covenants and warrants that the applicable entity executing herein below is a duly authorized and existing entity that is qualified to do business in California; that the person(s) signing on behalf of either Landlord or Tenant have full right and authority to enter into this Second Amendment; and that each and every person signing on behalf of either Landlord or Tenant are authorized in writing to do so.

If either signatory hereto is a corporation, the person(s) executing on behalf of said entity shall affix the appropriate corporate seal to each area in the document where request therefor is noted, and the other party shall be entitled to conclusively presume that by doing so the entity for which said corporate seal has been affixed is attesting to and ratifying this Second Amendment.

21.Broker Representation. Landlord and Tenant represent to one another that it has dealt with no broker in connection with this Second Amendment other than Douglas Emmett Management, Inc. and Cushman & Wakefield. Landlord and Tenant shall hold one another harmless from and against any and all liability, loss, damage, expense, claim, action, demand, suit or obligation arising out of or relating to a breach by the indemnifying party of such representation. Landlord agrees to pay all commissions due to the brokers listed above created by Tenant’s execution of this Second Amendment.

22.Confidentiality. Landlord and Tenant agree that the covenants and provisions of this Second Amendment shall not be divulged to anyone not directly involved in the management, administration, ownership, lending against, or subleasing of the Premises, other than Tenant’s or Landlord’s counsel-of- record or leasing or sub-leasing broker of record; provided, however, that nothing in this Section 18 shall prohibit Tenant making public disclosure of this Second Amendment when required under applicable laws or regulations, including without limitation, federal and state securities laws and regulations.

23.Governing Law. The provisions of this Second Amendment shall be governed by the laws of the State of California.

24.Reaffirmation. Landlord and Tenant acknowledge and agree that the Lease, as amended herein, constitutes the entire agreement by and between Landlord and Tenant relating to the Premises, and supersedes any and all other agreements written or oral between the parties hereto. Furthermore, except as modified herein, all other covenants and provisions of the Lease shall remain unmodified and in full force and effect.

25.Civil Code Section 1938 Disclosure. Pursuant to California Civil Code Section 1938, Landlord hereby discloses that the Premises have not undergone an inspection by a Certified Access Specialist to determine whether the Premises meet all applicable construction-related accessibility standards.

26.Submission of Document. No expanded contractual or other rights shall exist between Landlord and Tenant with respect to the Expansion Space, as contemplated under this Second Amendment, until both Landlord and Tenant have executed and delivered this Second Amendment, whether or not any

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additional rental or security deposits have been received by Landlord, and notwithstanding that Landlord has delivered to Tenant an unexecuted copy of this Second Amendment.

The submission of this Second Amendment to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or an option for the Tenant to lease the Expansion Space, or otherwise create any interest by Tenant in the Expansion Space or any other portion of the Building other than the Existing Premises. Execution of this Second Amendment by Tenant and its return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered this Second Amendment to Tenant.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this document, effective as of the later of the date(s) written below.

LANDLORD:		TENANT:

DOUGLAS EMMETT 1995, LLC, a Delaware limited liability company		TRUECAR, INC., a Delaware corporation

By:	Douglas Emmett Management, Inc.,	By:
	a Delaware corporation, its Manager	Name:
Title:
Dated:
By:
Andrew B. Goodman
	Senior Vice President	By:
Name:
	Dated:	Title:
Dated:

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EXHIBIT A  — EXPANSION SPACE PLAN

Suite 220/260 together with the lobby, corridor areas and restrooms on the second (2nd) floor of the Building and Suite 500 at 120 Broadway, Santa Monica, California 90401

Rentable Area:  approximately 20,874 square feet

Usable Area:  approximately 18,745 square feet

(Measured pursuant to the provisions of Section 4 of this Second Amendment)

A-1

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EXHIBIT A — EXPANSION SPACE PLAN (CONT’D)

A-2

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EXHIBIT B

CONSTRUCTION AGREEMENT

CONSTRUCTION PERFORMED BY TENANT

Section 1. Tenant to Complete Construction. Tenant’s general contractor (“Contractor”) shall furnish and install within the Existing Premises and the Expansion Space (which, for purposes of this Exhibit B, shall be hereinafter referred to as the “Premises”) those items of general construction (the “Improvements”), shown on the Final Plans and Specifications (as defined in Section 6 of this Exhibit B). The definition of the “Improvements” shall include all costs associated with completing the Improvements, including but not limited to, (A) space planning, design, architectural, project management and engineering fees, (B) contracting, labor and material costs, (C) municipal fees, plan check and permit costs, (D) document development and/or reproduction costs, and (E) the costs of the purchase and installation of telephone and data cabling and furniture to be used by Tenant in the Premises (up to a maximum amount of $5.00 per usable square foot of the Allowance [as defined below] in the aggregate. The Improvements shall comply in all respects with the following: (i) all state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; (iii) building material manufacturer’s specifications and (iv) the Final Plans and Specifications.

All Tenant selections of finishes shall be indicated in the Final Plans and Specifications and shall be equal to or better than the minimum Building standards and specifications.

Any work not shown in the Final Plans and Specifications or included in the Improvements such as, but not limited to, telephone service, furnishings, or cabinetry, for which Tenant contracts separately shall be subject to Landlord’s policies and shall be conducted in such a way as to not unreasonably hinder or delay the work of Improvements.

Section 2. Tenant’s Payment of Costs. Subject to Landlord’s reimbursement as specified hereinbelow, Tenant shall bear all costs of the Improvements, and shall timely pay said costs directly to the Contractor. From time to time, Tenant shall provide Landlord with such evidence as Landlord may reasonably request that the Contractor has been paid in full for the work completed to-date.

In addition, Tenant shall reimburse Landlord (up to a maximum amount of $2,500.00) for any and all of Landlord’s actual and reasonable out of pocket costs incurred in reviewing Tenant’s Plans and Specifications or for any other “peer review” work associated with Landlord’s review of Tenant’s Plans and Specifications, including, without limitation, Landlord’s actual and reasonable out of pocket costs incurred in engaging any third party engineers, contractors, consultants or design specialists.  Tenant shall pay such costs to Landlord within five (5) business days after Landlord’s delivery to Tenant of a copy of the invoice(s) for such work.

Notwithstanding anything to the contrary herein, it is expressly understood and agreed that (i) Landlord shall promptly reimburse Tenant for costs incurred by Tenant in connection with the construction of the Improvements (a) due to the presence of Hazardous Materials in the Premises or on the Real Property and/or (b) bringing any part of the Real Property outside of the Premises into compliance with applicable laws, codes, ordinances, and other legal requirements that are binding on the Real Property, the Building, or the Premises as of the date of this Second Amendment, and (ii) all of such costs shall not be charged against the Allowance.

Landlord shall perform, construct and pay the cost of any renovations, revisions or other improvements which Landlord is required (by any governmental authority having jurisdiction) to make to any portion of the Building outside of the Premises, including the Common Areas outside of the Premises, which such renovations, repairs or revisions arise out of or are required in connection with Tenant’s completion of the Improvements contemplated herein.

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EXHIBIT B (Continued)

The failure by Tenant to timely pay such amounts as required under this Paragraph 2 shall be a material default under the Lease.

Section 3. Lien Waiver and Releases. During the course of construction Contractor shall provide Landlord with executed lien waiver and release forms as reasonably requested by Landlord (including any conditional or unconditional waiver and release forms in the form required under California Civil Code Sections 8132 through 8138 and confirmation that no liens have been filed against the Premises or the Building.  If any liens arise against

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EXHIBIT B (Continued)

the Premises or the Building as a result of the Improvements, Tenant shall immediately, at Tenant’s sole expense, remove such liens and provide Landlord evidence that the title to the Building and Premises has been cleared of such liens.

Section 4.  Performance Bonds.  Intentionally Deleted.

Section 5. Landlord’s Reimbursement for Costs. After completion of the Improvements, and as specified herein, Landlord shall pay to Tenant for the Improvements as defined in Paragraph 1 above, an allowance, not to exceed the sum of $30.00 per square foot of Usable Area in the Premises (which is equal to $1,012,350.00 ([$30.00 multiplied by 33,475 square feet] and is herein referred to as the “Allowance”), provided, however, Tenant acknowledges Landlord shall have no obligation to disburse the Allowance prior to January 1, 2016 or subsequent to December 31, 2017. In no event shall an amount of the Allowance more than $2.00 per square foot of Usable Area in the Premises be available to Tenant for the fees and costs of architectural services. Subject to the provisions of this Exhibit B, a check for the Allowance (or the portion thereof utilized in accordance with this Exhibit B) payable to Tenant shall be delivered by Landlord to Tenant following the completion of construction of the Improvements pursuant to the Final Plans and Specifications, provided that (i) Tenant delivers or has delivered to Landlord invoices from Tenant’s Contractor for all labor rendered and materials delivered to the Premises; (ii) Tenant delivers or has delivered to Landlord executed unconditional mechanic’s lien waiver and releases from all of Tenant’s Agents (as such term is defined in Paragraph 6 a), below) which shall comply with California Civil Code Section 8138; (iii) Tenant delivers to Landlord all other information reasonably requested by Landlord, including a “close-out” package that includes mechanical and electrical final as-builts; architectural as-builts; permit drawings for all trades along with permit card with all required signatures; air balance report (2 copies); warranty letters from all trades; punch list with Tenant’s sign-off (if applicable); (iv) Landlord has reasonably determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building; and (v) the Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant Improvements in the Premises has been substantially completed in accordance with the Final Plans and Specifications.

Landlord shall use commercially reasonable efforts to disburse the Allowance (or the portion thereof utilized in accordance with this Exhibit B) not later than thirty (30) days following Tenant’s satisfaction of the requirements set forth in items (i) through (v) above. Landlord’s disbursement of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request. Landlord shall only be obligated to make one disbursement from the Allowance to the extent costs are incurred by Tenant in accordance with this Exhibit B. All Improvements for which the Allowance has been made available shall be deemed Landlord’s property under the terms of the Lease.

Section 6. Retention of Professionals;  Pre-Construction Requirements and Approvals. Prior to Tenant or Contractor commencing any work:

a)Tenant shall retain an architect/space planner, subject to Landlord’s approval, which approval shall not be unreasonably withheld (the “Architect”) to prepare the space plan (the “Space Plan”). The plans and drawings to be prepared by Architect shall be known collectively as the “Plans and Specifications.”

b)Contractor, and its subcontractors and suppliers, shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall cause Contractor to

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EXHIBIT B (Continued)

execute and deliver to Landlord the Agreement By Contractor of Indemnification/Hold Harmless of Landlord attached to this Exhibit B  as Schedule 1. Contractor shall provide Landlord with a true, complete and correct copy of the construction contract between Contractor and Tenant. As a condition of such approval, so long as the same are reasonably cost competitive, Contractor shall use Landlord’s fire-life safety, heating, venting, air- conditioning, plumbing, and electrical subcontractors for such work. All  subcontractors,  laborers, materialmen, and suppliers, and the Contractor, Architect and Engineers shall be known collectively as “Tenant’s Agents”. During completion of the Improvements, neither Tenant nor Contractor shall permit any sub-contractors, workmen, laborers, material or equipment to come into or upon the Building if the use thereof, in Landlord’s reasonable judgment, would violate Landlord’s agreement with any union providing work, labor or services in or about the Building or disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas.  If any

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EXHIBIT B (Continued)

violation, disturbance, interference or conflict occurs, Tenant, upon demand by Landlord, shall immediately cause all contractors or subcontractors or all materials causing the violation, disturbance, interference, difficulty or conflict, to leave or be removed from the Building or the Common Areas immediately. Tenant shall indemnify and hold Landlord harmless from and against all claims, suits, demands, damages, judgments, costs, interest and expenses (including attorneys fees and costs incurred in the defense thereof) to which Landlord may be subject or suffer when the same arise out of or in connection with the use of, work in, construction to, or actions in, on, upon or about the Premises by Tenant or Tenant’s agents, contractors, directors, employees, licensees, officers, partners or shareholders, including any actions relating to the installation, placement, removal or financing of the Improvements and any other improvements, fixtures and/or equipment in, on, upon or about the Premises, except to the extent caused by or resulting from Landlord’s negligence or willful misconduct.

c)All Plans and Specifications shall be subject to Landlord’s reasonable prior approval. Notwithstanding anything contained in this Exhibit B  to the contrary, and without limiting Landlord’s discretion to withhold its approval, it shall be deemed reasonable for Landlord to deny its consent to any aspect of the Plans and Specifications that (i) adversely affect Building systems, the structure of the Building or the safety of the Building and/or its occupants, (ii) would violate any governmental laws, rules or ordinances; (iii) would require any changes to the base, shell and core of the Building, and/or (iv) are inconsistent with the design, construction or aesthetics of the Building (each, a “Design Problem”). Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Plans and Specifications as set forth in this Paragraph 6, shall be for its sole purpose and shall not imply Landlord’s approval of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Plans and Specifications are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Tenant agrees that Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Plans and Specifications.

Tenant or Architect shall supply Landlord with two (2) copies signed by Tenant of its final space plan for the Premises before any architectural working drawings or engineering drawings have been commenced. The Space Plan shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Space Plan. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Space Plan for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly cause the Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require.

Upon approval of the Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect to complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of the Plans and Specifications, including the architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits and shall submit the same to Landlord for Landlord’s approval. Tenant shall supply Landlord with two (2) copies certified by the Architect of such Plans and Specifications. Landlord shall advise Tenant within ten (10) business days after Landlord’s receipt of the Plans and

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EXHIBIT B (Continued)

Specifications for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall immediately revise the Plans and Specifications in accordance with such review and any disapproval of Landlord in connection therewith. The Plans and Specifications must be approved by Landlord prior to the commencement of construction of the Premises by Tenant. The final Plans and Specifications approved by Landlord are herein referred to as the “Final Plans and Specifications.” Concurrently with Tenant’s submittal of the Plans and Specifications to Landlord for its approval, Tenant may submit the same to the appropriate municipal authorities for all applicable building permits (provided that such submission shall be at Tenant’s sole risk and shall not alter or modify Landlord’s right to approve the Plans and Specifications in accordance with the terms hereof). Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy (or their substantial equivalent) for the Premises and that obtaining the same shall be Tenant’s responsibility; provided, however,

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EXHIBIT B (Continued)

that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy at no cost to Landlord. No changes, modifications or alterations in the Plans and Specifications may be made without the prior written consent of Landlord, which consent may not be withheld unless a Design Problem exists and shall be granted or denied within three (3) business days following submission by Tenant, it being expressly understood and agreed that (i) Landlord shall not be entitled to disapprove any portion, component or aspect of the Plans and Specifications which is consistent with the approved Space Plan and (ii) any disapproval of the Plans and Specifications by Landlord shall be accompanied by a detailed written explanation of the reasons for Landlord’s disapproval.

d)Prior to the commencement of the construction of the Improvements, and after Tenant has accepted all bids for the Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred in connection with the design and construction of the Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the amount of the construction contract with Contractor.  Such breakdown shall include Contractor’s overhead, profit, and fees, and an administrative fee equal to two percent (2%) of the Allowance (the “Administrative Fee”), which shall be deducted from the Allowance and disbursed to Landlord’s managing agent to defray said agent’s costs for supervision of the construction. Tenant shall not be obligated to pay the Administrative Fee to Landlord if Tenant selects DEB Builders, Inc. to construct the Improvements.

e)Contractor shall submit to Landlord verification of public liability and workmen’s compensation insurance.

f)Landlord and Tenant agree that if the Improvements are actually constructed by Tenant’s Contractor at a cost which is less than the Allowance, there shall be no monetary adjustment between Landlord and Tenant or offset against Rent or other sums owed by Tenant to Landlord under this Lease and the entire cost savings shall be retained by Landlord and relinquished by Tenant.

g)In the event Landlord fails to respond to a Tenant request for Landlord’s consent or approval hereunder within the prescribed time period (or, if no time period is specified, within five (5) business days after Tenant’s request), then such requested consent or approval shall be deemed to have been given by Landlord.

Section 7. Landlord’s Administration of Construction. Tenant’s Contractor and its subcontractors and suppliers shall be subject to Landlord’s reasonable administrative control and supervision. Landlord shall provide the Contractor and its subcontractors reasonable access to the Premises so as to timely complete the Improvements; reasonable use of the freight elevators and loading docks for the movement of Contractor’s and its subcontractors’ materials and laborers.

Tenant represents, warrants and covenants that Tenant shall, and shall cause its contractors, agents, and employees to (a) plan and construct the Improvements and enter and exit the Premises, elevators, parking facilities, and the Building in a manner that will not unreasonably disturb any other tenants, subtenants or other occupants of the Building or any of their employees, officers or invitees, and (b) engage in any demolition, anchoring of walls or supports, drilling, or conduct any other aspect of planning or construction or operate any equipment in the Premises or any Common Areas that may cause excessive noise, dust, vibrations or odors only during such hours as approved in writing in advance by Landlord’s building manager and only in the manner prescribed in writing by such building manager. Tenant shall indemnify and hold Landlord harmless from and against all claims, suits, demands, causes of action, damages, judgments, costs, interest and expenses (including attorneys fees and costs incurred in the defense thereof) to which Landlord or any of Landlord’s affiliates,

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EXHIBIT B (Continued)

partners, contractors, members assigns, officers, directors, shareholders, agents, predecessors, successors, trustees, beneficiaries and representatives, may be subject to or suffer when the same arise out of, are caused by or occur in connection with the breach by Tenant of the representation, warranty and covenant specified in the foregoing clauses (a) and (b).

Tenant’s subcontractors shall submit schedules of all work relating to the Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant’s subcontractors of any changes which are necessary thereto, and Tenant’s subcontractors shall adhere to such corrected schedule. Tenant shall abide by all rules made by Landlord’s Building manager with respect to the storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Exhibit B. In the event Landlord reasonably determines that third party security services are reasonably required as a result of the construction of the Improvements, Tenant shall pay such out of pocket costs to Landlord within five (5) business

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EXHIBIT B (Continued)

days after Landlord bills Tenant therefor. Landlord shall provide Tenant notice prior to Landlord engaging such third-party security services.

From time to time during the construction of the Improvements Tenant shall, upon request from Landlord, provide reasonable progress reports to Landlord regarding the progress of the preparation of plans and specifications and the construction of the Improvements. In addition, Landlord shall have the right to inquire of Tenant from time to time regarding meetings to be held between Tenant, the Architect and the Contractor, and shall have the right to attend any such meetings. Further, Landlord shall have the right to require Tenant, Architect and the Contractor to meet with Landlord to discuss the progress of the preparation of plans and specifications and the construction of the Improvements, as deemed reasonably necessary by Landlord.

Section 8. Expansion Date. Tenant acknowledges and agrees that whether or not Tenant has completed construction of the Improvements, the Expansion Date shall occur in accordance with the provisions of Section 4 of the Second Amendment.

Section 9. Compliance with Construction Policies. During construction of the Improvements, Tenant’s Contractor shall adhere to the Construction Policies specified hereinbelow, which represent Landlord’s minimum requirements for completion of the Improvements.

Section 10. No Miscellaneous Charges. During the construction of the Improvements, Landlord shall provide (at no cost to Tenant or Tenant’s Agents), (i) reasonable amounts of parking for Tenant’s Agents in locations within the Building parking facilities designated by Landlord, and (ii) use of the elevators of the Building, subject to the reasonable non-discriminatory rights of other tenants of the Building, their employees and invitees.

CONSTRUCTION POLICIES

The following policies outlined are the construction procedures for the Building. As a material consideration to Landlord for granting Landlord’s permission to Tenant to complete the construction contemplated hereunder, Tenant agrees to be bound by and follow the provisions contained hereinbelow:

Section 11.  Administration.

a)Contractors to notify Building Office prior to starting any work. No exceptions. All jobs must be scheduled by the general contractor or sub-contractor when no general contractor is being used.

b)The general contractor is to provide the Building Manager with a copy of the projected work schedule for the suite, prior to the start of construction.

c)Contractor will make sure that at least one set of drawings will have the Building Manager’s initials approving the plans and a copy delivered to the Building Office.

d)As-built construction, including mechanical drawings and air balancing reports will be submitted at the end of each project.

e)The HVAC contractor is to provide the following items to the Building Manager upon being awarded the contract from the general contractor:

i)A plan showing the new ducting layout, all supply and return air grille locations and all thermostat locations.  The plan sheet should also include the location of any fire dampers.

ii)An Air Balance Report reflecting the supply air capacity throughout the suite, which is to be given to the Chief Building Engineer at the finish of the HVAC installation.

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EXHIBIT B (Continued)

f)All paint bids should reflect a one-time touch-up paint on all suites. This is to be completed approximately five (5) days after move-in date.

g)The general contractor must provide for the removal of all trash and debris arising during the course of construction. At no time are the building’s trash compactors and/or dumpsters to be used by the general contractor’s clean-up crews for the disposal of any trash or debris accumulated during construction. The Building Office assumes no responsibility for bins. Contractor is to monitor and resolve any problems with bin usage without involving the Building Office. Bins are to be emptied on a regular basis and never allowed to overflow.  Trash is to be placed in the bin.

h)Contractors will include in their proposals all costs to include: additional security (if required), restoration of carpets, etc.

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EXHIBIT B (Continued)

i)Any problems with construction per the Final Plans and Specifications will be brought to the attention of and documented to the Building Manager. Any changes that need additional work not described in the bid will be approved in writing by the Building Manager. All contractors doing work on this project should first verify the scope of work (as stated on the plans) before submitting bids; not after the job has started.

Section 12.  Building Facilities Coordination.

a)All deliveries of material will be made through the parking lot entrance.

b)Construction materials and equipment will not be stored in any area without prior approval of the Building Manager.

c)Only the freight elevator is to be used by construction personnel and equipment. Under no circumstances are construction personnel with materials and/or tools to use the “passenger” elevators.

Section 13.  Housekeeping.

a)Suite entrance doors are to remain closed at all times, except when hauling or delivering construction materials.

b)All construction done on the property that requires the use of lobbies or common area corridors will have carpet or other floor protection.  The following are the only prescribed methods allowed:

i)Mylar — Extra heavy-duty to be taped from the freight elevator to the suite under construction.

ii)Masonite —1/4 inch Panel, Taped to floor and adjoining areas. All corners, edges and joints to have adequate anchoring to provide safe and “trip-free” transitions. Materials to be extra heavy-duty and installed from freight elevator to the suite under construction.

c)Restroom wash basins will not be used to fill buckets, make pastes, wash brushes, etc. If facilities are required, arrangements for utility closets will be made with the Building Office.

d)Food and related lunch debris are not to be left in the suite under construction.

e)All areas the general contractor or their sub-contractors work in must be kept clean. All suites the general contractor works in will have construction debris removed prior to completion inspection. This includes dusting of all window sills, light diffusers, cleaning of cabinets and sinks. All common areas are to be kept clean of building materials at all times so as to allow tenants access to their suites or the building.

Section 14.  Construction Requirements.

a)All Life and Safety and applicable Building Codes will be strictly enforced (i.e., tempered glass, fire dampers, exit signs, smoke detectors, alarms, etc.).  Prior coordination with the Building Manager is required.

b)Electric panel schedules must be brought up to date identifying all new circuits added.

c)All electrical outlets and lighting circuits are to be properly identified. Outlets will be labeled on back side of each cover plate.

d)All electrical and phone closets being used must have panels replaced and doors shut at the end of each day’s work.  Any electrical closet that is opened with the panel exposed must have a work person present.

e)All electricians, telephone personnel, etc. will, upon completion of their respective projects, pick up and discard their trash leaving the telephone and electrical rooms clean. If this is not complied with, a clean-up will be conducted by the building janitors and the general contractor will be back-charged for this service.

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EXHIBIT B (Continued)

f)Welding or burning with an open flame will not be done without prior approval of the Building Manager. Fire extinguishers must be on hand at all times.

g)All “anchoring” of walls or supports to the concrete are not to be done during normal working hours (7:30 AM - 6:00 PM, Monday through Friday). This work must be scheduled before or after these hours during the week or on the weekend.

h)All core drilling is not to be done during normal working hours (7:30 AM - 6:00 PM, Monday through Friday).  This work must be scheduled before or after these hours during the week or on the weekend.

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EXHIBIT B (Continued)

i)All HVAC work must be inspected by the Building Engineer.  The following procedures will be followed by the general contractor:

i)A preliminary inspection of the HVAC work in progress will be scheduled through the Building Office prior to the reinstallation of the ceiling grid.

ii)A second inspection of the HVAC operation will also be scheduled through the Building Office and will take place with the attendance of the HVAC contractor’s Air Balance Engineer. This inspection will take place when the suite in question is ready to be air-balanced.

iii)The Building Engineer will inspect the construction on a periodic basis as well.

j)All existing thermostats, ceiling tiles, lighting fixtures and air conditioning grilles shall be saved and turned over to the Building Engineer.

Good housekeeping rules and regulations will be strictly enforced. The building office and engineering department will do everything possible to make your job easier. However, contractors who do not observe the construction policy will not be allowed to perform within this building. The cost of repairing any damages that are caused by Tenant or Tenant’s contractor during the course of construction shall be deducted from Tenant’s Allowance or Tenant’s Security Deposit, as appropriate.

LANDLORD:		TENANT:

DOUGLAS EMMETT 1995, LLC, a Delaware limited liability company		TRUECAR, INC., a Delaware corporation
By:
By:	Douglas Emmett Management, Inc.,	Name:
	a Delaware corporation, its Manager	Title:

By:
	Andrew B. Goodman,	Dated:
Senior Vice President

Dated:		By:
Name:
Title:
Dated:

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SCHEDULE 1

Agreement By Contractor of Indemnification/Hold Harmless of Landlord

(“Agreement”)

Owner:

Douglas Emmett 1995, LLC

c/o Douglas Emmett Management, LLC

Director of Property Management

808 Wilshire Boulevard, Suite 200

Santa Monica, California 90401

Contractor:

Re:  (the “Real Property”)

The undersigned (referred to herein as “Contractor”) has been engaged by TrueCar, Inc., a Delaware corporation (“Tenant”) to perform work (the “Work”) in or on the above referenced Real Property, which is owned by Douglas Emmett 1995, LLC, a Delaware limited liability company (“Owner”), and managed by Owner’s duly authorized agent, Douglas Emmett Management, LLC, a Delaware limited liability company (“Manager”). Contractor acknowledges and agrees that Contractor has reviewed and shall comply with the “Construction Policies” that are a part of the Construction Agreement attached as Exhibit B to that certain Second Amendment to Office Lease between Owner and Tenant dated as of February 11, 2015, a full copy of which has been delivered to Contractor. Contractor also agrees that Contractor shall, and shall cause its subcontractors, agents and employees to (a) perform the Work and enter and exit the Real Property, elevators, and parking facilities in a manner that will not disturb any other tenants, subtenants or other occupants of the Real Property or any of their employees, officers or invitees; (b) engage in any demolition, anchoring of walls or supports, drilling, or conduct any other aspect  of planning or construction or operate any equipment in Tenant’s premises or any other part of the Real Property that may cause excessive noise, dust, vibrations or odors only during such hours as approved in writing in advance by Owner or Manager and only in the manner prescribed in writing by Owner or Manager; (c) comply with the Construction Policies or any written guidelines or instructions delivered to Contractor from Owner or Manager regarding performance of the Work; and (d) perform the Work in compliance with applicable laws. Contractor understands and agrees that, prior to Contractor commencing the Work, Owner requires Contractor to provide the Landlord Parties (as hereinafter defined) with certain protections and that such protections are a material inducement to Owner’s consent to allowing Contractor to perform the Work at the Real Property. Accordingly, Contractor hereby agrees to and/or shall comply with the following:

1.Contractor shall indemnify and hold harmless Owner and Manager and their respective affiliates, members, interest holders, managing members, officers, directors, partners, employees, agents, predecessors, successors and assigns (hereinafter collectively referred to as “Landlord Parties” and individually a “Landlord Party”) from and against all liabilities, claims, damages, losses, liens, causes of actions, judgments, costs and expenses, of whatever kind or nature, including without limitation, bodily injury or death (whether or not those injured or deceased are performing work under this Agreement or are affiliated with the parties hereto), property damage, costs of litigation (including,

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SCHEDULE 1 (cont’d)

without limitation, actual attorneys’ fees and costs) (collectively, “Claims”) arising out of or resulting from (1) the failure of Contractor or any of its subcontractors, employees or agents to comply with the requirements set forth in clauses (a), (b), (c) or (d) above; or any other obligation of Contractor under this Agreement, (2) the negligent acts or omissions of Contractor, its owners, agents, servants, employees, or subcontractors, or (3) the Work performed by Contractor. This indemnification obligation shall not be limited in any way by any limitation on the amount or types of damages, compensation, or benefits payable by or for Contractor or its subcontractors under workers compensation or disability laws. Contractor’s duty to indemnify shall include and extend to (i) situations in which Contractor has been negligent in the screening, hiring and training of its employees, contractors and subcontractors, said negligence of which causes liability in which any Landlord Party is alleged to be responsible for any Claims arising out of such negligent screening, hiring or training; and (ii) Claims for labor performed, equipment, tools, supplies or materials used or furnished in the performance of Contractor’s services, including any costs and expenses incurred in the defense of such Claims and any damages to any Landlord Party resulting from such Claims. Notwithstanding anything in this paragraph 1 to the contrary, in no event shall Contractor  be obligated to indemnify, hold harmless or defend Owner, Manager or any other Landlord Parties from any Claims arising from, pertaining to or caused by acts or omissions of the Tenant, Owner or Manager, or their respective affiliates, members, interest holders, managing members, officers, directors, partners, employees, agents, predecessors, successors, assigns, consultants, or other contractors (hereinafter collectively referred to as, “Other Parties” and individually, as “Other Party”).

2.Contractor agrees after written demand to immediately cause the effect of any suit or lien to be removed from the Real Property and in the event Contractor shall fail to do so, Owner is authorized to use whatever means in its discretion it may deem appropriate to cause said lien or suit to be removed or dismissed and the costs thereof, together with attorneys’ fees shall be immediately due and payable by Contractor to Owner. In the event a suit is brought against any Landlord Party or if any Landlord Party is named as a defendant in any suit against Contractor or Tenant, Contractor shall, at the option of Owner in Owner’s sole discretion, defend the Landlord Parties with counsel selected by Contractor and acceptable to Owner, in Owner’s reasonable discretion. Contractor shall pay any and all costs and expenses in connection therewith as well as all additional costs and expenses incurred in such suit, including without limitation, professional fees such as expert fees, and/or appraisers’ and accountants’ fees, and will pay and satisfy any such claim, lien, or judgment as may be established by the decision of the court in such suit. Contractor may litigate any such lien or suit provided Contractor causes the effect thereof to be removed from the Real Property promptly in advance.

3.Contractor shall promptly pay all indebtedness incurred and payable in Contractor’s performance of the Work. Should any lien or charge attach to the Real Property by reason of Contractor’s failure to pay such indebtedness, Contractor shall promptly procure the release of any such lien or charge and shall indemnify, defend (with counsel reasonably approved by Owner) and hold the Landlord Parties harmless from all loss, cost damage or expense incidental thereto. Nothing in the Agreement shall require Contractor to pay claims or indebtedness not actually due or payable, or when there is a dispute, offset, defense, excuse, waiver and release concerning any such claim or indebtedness.

4.If at any time there should be evidence of any lien or claim for which Owner or Manager is or might become liable, or for which the Real Property is, or might become subject to and which is chargeable to Contractor or any of its subcontractors, after allowing Contractor thirty (30) days to remove such lien, Owner or Manager shall have the right to retain out of any amounts due Contractor (as in for example, disbursements of any tenant improvement allowance), which shall be above and beyond any retention amounts, an amount sufficient to clear the lien or claim and completely indemnify the Landlord Parties against such lien or claim along with all associated costs, which shall in no way serve as an election of remedies by Owner or Manager. Contractor may obtain possession of the retained amount, provided that Contractor (a) posts a bond or other security in an amount sufficient to fully indemnify the Landlord Parties against the lien or claim, and (b) obtains Owner or Manager’s approval as to the adequacy and quality of the bond or security, which Owner or Manager shall not unreasonable withhold.   The cost of any such bond shall be borne by Contractor.  Nothing in the

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SCHEDULE 1 (cont’d)

Agreement shall require Contractor to pay claims or indebtedness not actually due or payable, or when there is a dispute, offset, defense, excuse, waiver and release concerning any such claim or indebtedness.

5.Contractor shall not take and is not authorized to take any action in the name of or otherwise on behalf of Owner or Manager which would violate any applicable law. If Contractor knowingly performs any Work or engages in any other activities contrary to applicable law, Contractor shall bear any and all additional costs resulting therefrom, including, but not limited to, the costs of correcting the Work or repairing the Real Property to comply with such law and the cost of fully indemnifying the Landlord Parties from all violations. Notwithstanding anything in paragraph 5 to the contrary, in no event shall Contractor bear, pay or incur any costs or liability resulting from conditions existing at the Real Property as of the start of Contractor’s Work for Tenant, nor shall Contractor be obligated to (i) bear, pay or incur the costs of repairing, or (ii) repair or correct the Real Property to comply with laws with respect to conditions at the Real Property existing as of the start of Contractor’s Work at the Real Property for Tenant or conditions resulting from directives, guidelines, rules, requirements, documents or instructions of Owner, Manager or Other Parties, or (iii) correct conditions not caused by Contractor’s Work.

6.Contractor shall immediately cause all Landlord Parties to be released from any liability or penalty which may be imposed on Contractor, its employees, agents or subcontractors by reason of any alleged violation or violations of applicable law by Contractor in performance of the Work.

7.Contractor waives any right to consequential, special or indirect damages or loss of anticipated profits, except for acts of gross negligence or intentional misconduct by Owner or Manager. Notwithstanding anything else contained herein to the contrary, Contractor shall look solely to Owner’s interest in the Real Property and any proceeds from a sale of the Real Property that actually remain undistributed, for satisfaction of any liabilities or obligations of Owner under this Agreement. No Landlord Party shall be personally liable for any such liabilities or obligations whatsoever.

8.If litigation is instituted between Owner and Contractor, the cause for which arises out of or in relation to this Agreement, the prevailing party in such litigation shall be entitled to receive its costs (not limited to court costs), expenses and reasonable attorneys’ fees from the non-prevailing party as the same may be awarded by the court.

9.Notwithstanding anything to the contrary in this Agreement, in no event shall Contractor be obligated to correct any defective work or conditions unless caused by Contractor or Contractor’s subcontractors, sub-subcontractors or vendors, nor shall Contractor be obligated to indemnify, hold harmless or defend Owner, Manager or Landlord Parties with respect to defective work or conditions unless caused by Contractor or Contractor’s subcontractors, sub-subcontractors or vendors.

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SCHEDULE 1 (cont’d)

It is  expressly understood and agreed that the foregoing provisions shall survive the termination or expiration of any agreement between Contractor and Tenant.

ALL OF THE ABOVE TERMS ARE AGREED TO AND ACKNOWLEDGED BY:

CONTRACTOR

Signature	Company Name

Title	Street Address

Date	City, State, Zip

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EXHIBIT C

SIGN CRITERIA

1.Introduction. The intent of this sign criteria is to provide the guidelines necessary to achieve a visually coordinated, balanced and appealing signage environment at the Building.

2.Signage Allotment. Tenant is hereby permitted to install the Exterior Building Signage and the Ground Floor Lobby Signage (as such terms are defined in Section 13 of the Second Amendment), subject to Tenant’s compliance with all of the terms of this Exhibit C  and Landlord’s prior written approval, which approval may be granted or withheld in Landlord’s sole but reasonable discretion.

3.Control over Design and Installation. Landlord and the City of Santa Monica (the “City”, which definition shall include any architectural review board, design review board or similar decision- making body with jurisdiction over the Building) shall retain sole rights of approval over the design and installation location(s) of any sign used in the Building. Tenant shall, at Tenant’s sole cost and expense, obtain all approvals necessary from the City. Tenant shall diligently and in good faith prosecute such approval process and shall advise Landlord in writing of its progress and shall provide Landlord with copies of all applications, correspondence and other written submissions to the City. Tenant shall deliver to Landlord documentation evidencing the City’s approval, if received, immediately upon Tenant’s receipt of the same. In no event shall Landlord approve installation of awnings over window areas in lieu of signage, nor shall the installation of neon lighting or “canned” signage be permitted. No modification of the requirements of this Exhibit C  shall be valid, unless executed in advance by Landlord and the City.

4.Tenant’s Failure to Comply. Landlord shall rigorously enforce Tenant’s compliance with the requirements of this Exhibit C. Tenant’s failure to so comply shall be a material default under the Lease. Further, in addition to any other remedies available to Landlord under this Lease and applicable law, if Tenant fails to comply with any requirement set forth in this Exhibit C  or fails to comply with Landlord’s request to remove any non-conforming signage within five (5) business days after Tenant has received written notice from Landlord, then Landlord shall (a) have the right, but not the obligation, to remove and store any non-conforming sign or signs at Tenant’s sole expense in accordance with the Lease and (b) have the right to impose a penalty of $250.00 per day against Tenant for each day that such default continues, which penalty Landlord may deduct from Tenant’s Security Deposit and/or Signage Deposit at Landlord’s election. Tenant’s obligations hereunder shall survive the expiration or early termination of the Term of the Lease.

5.Limitations on Signage.

a.Intentionally Deleted.

b.Tenant shall not be permitted to hang any additional advertisement (i.e., flags, pennants, cloth signs, sidewalk boards, banners, placards or similar devices) outside the Premises, nor display the same on the inside of windows facing towards the exterior of the Premises or in such a manner so that the same are visible from the exterior of the Premises.

c.Tenant and/or Tenant’s signage contractor shall comply with all local, city, and state building, electrical, and signage codes. If submission to and acceptance of Tenant’s proposed signs by any design review board or committee for the neighborhood or city in which the Building is located is required, Tenant agrees to comply with all requirements of said committee or board.

d.Tenant shall ensure that all penetrations of the structure required for installation of Tenant’s sign shall be sealed in a water tight condition and shall be patched to match the adjacent building finish.

e.Tenant shall not be permitted to install any signage in such a manner so that raceways, cross- overs, conduits, conductors, transformers, or the like are exposed and/or visible.

6.Installation Requirements.

a.Tenant shall submit to Landlord four (4) copies of detailed shop drawings of Tenant’s proposed sign(s).  Said shop drawings shall be prepared in full conformance with the sign criteria contained

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EXHIBIT C (cont’d)

herein; include details of the proposed installation(s); and shall include renderings of the building elevation(s), showing the proposed final installation.

b.Tenant shall pay for all costs associated with manufacture and installation of the proposed sign(s), including, without limitation, all costs of final connection, transformers and labor and materials. In addition, Tenant shall reimburse Landlord for any and all of Landlord’s out of pocket costs incurred in reviewing Tenant’s signage specifications or for any other “peer review” work associated with Landlord’s review of Tenant’s signage specifications, including, without limitation, Landlord’s out of pocket costs incurred in engaging any third party engineers, contractors, consultants or design specialists.  Tenant shall pay such costs to Landlord within five (5) business days after Landlord’s delivery to Tenant of a copy of the invoice(s) for such work.

c.Tenant shall have the sign(s) proposed to be installed pursuant to this Exhibit C manufactured and installed by licensed contractors reasonably acceptable to Landlord. Tenant’s contractor shall obtain all necessary permits, at Tenant’s sole cost and expense. Tenant shall be fully responsible for the operations of Tenant’s sign contractor, and shall hold Landlord and Landlord’s agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders harmless from any damages arising out of or in connection with Tenant’s installation of signage during the entire Term.

d.Tenant’s contractor shall maintain workmen’s compensation insurance as required by the State of California; all-risk liability insurance in a minimum amount of $1,000,000, prior to commencing installation of Tenant’s signs, shall provide to Landlord certificates of insurance evidencing such coverages, and naming Landlord as additional insured under the liability policy.

e.Landlord, at Tenant’s expense, shall provide primary electrical service to the proposed location(s) of the signs.

7.Maintenance and Repair. Tenant shall repair and maintain the signage installed on or in the Building in good order and repair. If, after the expiration of ten (10) days’ prior written notice to Tenant from Landlord, Tenant fails to make such reasonable repairs as may be necessary to ensure that Tenant’s signage does not detract from the first-class appearance of the Building, Landlord shall have the option, but not the obligation, to, at Tenant’s sole expense, make such repairs as may be reasonably necessary and/or remove the signage which Tenant has failed to maintain, and store the same on behalf of Tenant.

8.Signage Deposit. Concurrent with Tenant’s execution and delivery of this Lease to Landlord, Tenant agrees to deposit with Landlord the sum of $2,500.00 (“Signage Deposit”), which Landlord shall hold as security on behalf of Tenant. Tenant hereby authorizes Landlord to apply all or a portion of the same to complete such repairs and/or maintenance or removal, or as provided in Section 4 of this Exhibit C, as shall become necessary during the term of or after the expiration of this Lease. Landlord shall have the right to commingle the Signage Deposit with its general assets and shall not be obligated to pay Tenant interest thereon. If, as a result of Landlord’s application of any portion or all of the Signage Deposit, the amount held by Landlord declines to less than $2,500.00, Tenant shall, within ten (10) days after demand therefor, deposit with Landlord additional cash sufficient to bring the then-existing balance held as the Signage Deposit to the amount specified hereinabove. Tenant’s failure to deposit said amount shall constitute a material breach of the Lease. At the expiration or earlier termination of the Lease, Landlord shall deduct from the Signage Deposit being held on behalf of Tenant any unpaid sums, costs, expenses or damages payable by Tenant pursuant to the provisions of this Lease; and/or any costs required to cure Tenant’s default or performance of any other covenant or agreement of this Lease, and shall, within thirty (30) days after the expiration or earlier termination of this Lease, return to Tenant, without interest, all or such part of the Signage Deposit as then remains on deposit with Landlord.

9.Removal of Signage at Expiration. At the expiration or earlier termination of this Lease, Tenant shall, at Tenant’s sole cost, remove all signage installed by Tenant, whether pursuant to this Exhibit C or not, and restore the affected portions of the Building to their condition existing prior to the installation of any such signs.

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EXHIBIT C (cont’d)

10.Expiration of Signage Right. Tenant acknowledges that if Tenant has not installed said signage within twelve (12) months following Tenant’s receipt of approval for the Exterior Building Signage and the Ground Floor Lobby Signage from the City’s Architectural Review Board (“ARB Approval”), Tenant’s right to install said signage shall expire as of the first calendar day of the thirteenth (13th) full calendar month following the date of such ARB Approval, whereupon Tenant’s right to install said signage shall be null and void.

11.Right Personal to Original Tenant. Tenant’s right to install and maintain said signage shall be subject to Tenant’s being open and operating its business under the name “TrueCar, Inc.” in the entire Premises. Should Tenant fail to so operate its business or should Tenant be in default under the Lease (after the expiration of any applicable cure period), such signage shall upon the request of Landlord be removed immediately at Tenant’s sole cost. The rights granted to Tenant pursuant to this Exhibit C are personal to the original Tenant signing the Second Amendment and shall not inure to the benefit of any assignee.

LANDLORD:		TENANT:

DOUGLAS EMMETT 1996, LLC, a Delaware limited liability company		TRUECAR, INC., a Delaware corporation

By:	Douglas Emmett Management, Inc.,	By:
	a Delaware corporation, its Manager	Name:
Title:
By:
Andrew B. Goodman,
Senior Vice President
Dated:

Dated:
By:
Name:
Title:

Dated:

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EXHIBIT D

EXTERIOR BUILDING SIGNAGE

D-1

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